                                                                     EXHIBIT 4.1

________________________________________________________________________________


                               RIGHTS AGREEMENT

                           Dated as of June 16, 2000

                                    Between

                              HOOPER HOLMES, INC.

                                      and

                          FIRST CITY TRANSFER COMPANY

                                as Rights Agent

________________________________________________________________________________

                               Table of Contents
                               -----------------

                                                                                                    Page
Article I - Certain Definitions.................................................................       1
- ---------
         1.1      Certain Definitions...........................................................       1
                  -------------------
Article II - The Rights.........................................................................       7
- ----------   ----------
         2.1      Summary of Rights.............................................................       7
                  -----------------
         2.2      Legend on Common Stock Certificates...........................................       7
                  -----------------------------------
         2.3      Initial Exercise Price; Exercise of Rights; Detachment of Rights..............       8
                  ----------------------------------------------------------------
         2.4      Adjustments to Exercise Price; Number of Rights..............................       10
                  -----------------------------------------------
         2.5      Date on Which Exercise is Effective..........................................       14
                  -----------------------------------
         2.6      Execution, Authentication, Delivery and Dating of Rights Certificates........       14
                  ---------------------------------------------------------------------
         2.7      Registration, Registration of Transfer and Exchange..........................       15
                  ---------------------------------------------------
         2.8      Mutilated, Destroyed, Lost and Stolen Rights Certificates....................       16
                  ---------------------------------------------------------
         2.9      Persons Deemed Owners........................................................       16
                  ---------------------
         2.10     Delivery and Cancellation of Certificates....................................       17
                  -----------------------------------------
         2.11     Agreement of Rights Holders..................................................       17
                  ---------------------------
Article III - Adjustments to the Rights in the Event of Certain Transactions...................       18
- -----------   --------------------------------------------------------------
         3.1      Flip-over....................................................................       18
                  ---------
         3.2      Flip-in......................................................................       19
                  -------
         3.3      Obligations of the Company...................................................       20
                  --------------------------
Article IV - The Rights Agent..................................................................       21
- ----------   ----------------
         4.1      General......................................................................       21
                  -------
         4.2      Merger or Consolidation or Change of Name of Rights Agent....................       22
                  ---------------------------------------------------------
         4.3      Duties of Rights Agent.......................................................       23
                  ----------------------
         4.4      Change of Rights Agent.......................................................       25
                  ----------------------
Article V - Miscellaneous......................................................................       26
- ---------   -------------
         5.1      Redemption...................................................................       26
                  ----------
         5.2      Expiration...................................................................       26
                  ----------
         5.3      Issuance of New Rights Certificates..........................................       27
                  -----------------------------------
         5.4      Supplements and Amendments...................................................       27
                  --------------------------
         5.5      Fractional Shares............................................................       27
                  -----------------
         5.6      Rights of Action.............................................................       27
                  ----------------
         5.7      Holder of Rights Not Deemed a Stockholder....................................       28
                  -----------------------------------------
         5.8      Notice of Proposed Actions...................................................       28
                  --------------------------
         5.9      Notices......................................................................       28
                  -------
         5.10     Costs of Enforcement.........................................................       29
                  --------------------
         5.11     Suspension of Exercisability.................................................       29
                  ----------------------------
         5.12     Successors...................................................................       30
                  ----------
         5.13     Determination and Actions by the Board of Directors..........................       30
                  ---------------------------------------------------
         5.14     Benefits of this Agreement...................................................       30
                  --------------------------
         5.15     Descriptive Headings.........................................................       31
                  --------------------
         5.16     Governing Law................................................................       31
                  -------------
         5.17     Counterparts.................................................................       31
                  ------------
         5.18     Severability.................................................................       31
                  ------------
Exhibit A         Form of Rights Certificates (Together with Form of Election of Exercise)
- ---------

                               RIGHTS AGREEMENT
                               ----------------

     THIS RIGHTS AGREEMENT (this "Agreement"), dated as of May ___, 2000, between Hooper Holmes, Inc., a New York corporation (the "Company"), and First City Transfer Company, a New Jersey company, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent hereunder).

     WHEREAS, the Board of Directors of the Company desires to provide shareholders of the Company with the opportunity to benefit from the long-term prospects and value of the Company and to ensure that shareholders of the Company receive fair and equal treatment in the event of any proposed takeover of the Company; and

     WHEREAS, on May ___, 2000 the Board of Directors of the Company: (a) authorized and declared a dividend of one right ("Right") in respect of each share of Common Stock (as hereinafter defined) held of record as of the close of business on May ___, 2000 (the "Record Date"), and (b) authorized the issuance of one Right in respect of each share of Common Stock issued after the Record Date and prior to the close of business on the earlier of the Expiration Time or the Separation Date (as such terms are hereinafter defined);

                  WHEREAS, each Right entitles the holder thereof, after the Separation Date, to purchase securities of the Company (or, in certain cases, of certain other entities) pursuant to the terms and subject to the conditions set forth herein; and

     WHEREAS, the Company desires to appoint the Rights Agent to act as rights agent hereunder, in accordance with the terms and conditions hereof.

     NOW THEREFORE, in consideration of the premises and respective agreements set forth herein, the parties hereby agree as follows:

     Article I - Certain Definitions
     ---------

     1.1    Certain Definitions.
            -------------------

     For purposes of this Agreement, the following terms have the meanings indicated:

               (a) "Acquiring Person" shall mean any Person who is a Beneficial Owner of 20% or more of the outstanding shares of Common Stock (other than as a result of a Permitted Offer); provided, however, that the term "Acquiring
                              --------  -------
Person" shall not include: (i) the Company, (ii) any Subsidiary of the Company,
(iii) any employee benefit plan of the Company or its Subsidiaries, and (iv) any entity holding Common Shares for or pursuant to the terms of any such plan; and provided further, that: (a) the term "Acquiring Person" shall not include any
- -------- -------
Person who shall become the Beneficial Owner of 20% or more of the outstanding shares of Common Stock as a result of an acquisition by the Company of shares of Common Stock unless and until such time thereafter as such Person shall become the Beneficial Owner (other than by means of a stock dividend, stock split or further acquisition of Common Stock by the Company) of any additional shares of Common Stock, and (b) no Person shall be deemed to be an "Acquiring Person" if the Board of Directors of the Company determines that a Person who would otherwise be an "Acquiring Person" has become such without intending to become an "Acquiring Person," and such Person divests as promptly as practicable (or within such period of time as the Board of Directors determines is reasonable) a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," as defined herein.

               (b) "Affiliate", used to indicate a relationship with a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.

               (c) "Associate" of a specified Person shall mean (i) any corporation, partnership or other organization of which such specified Person is an officer or partner, (ii) any trust or other estate in which such specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified Person, or any relative of such spouse, who has the same home as such specified Person and (iv) any Person who is a director, officer, partner or trustee of such specified Person or of any corporation, partnership or other organization (other than the Company or any Subsidiary of the Company) which is an Affiliate or Associate of such specified Person.

               (d) A Person shall be deemed the "Beneficial Owner", and to have "Beneficial Ownership" of, and to "Beneficially Own", any securities as to which such Person or any of such Person's Affiliates or Associates is or may be deemed to be the beneficial owner pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (or pursuant to any comparable or successor laws or regulations or, if such Rules shall be rescinded and there shall be no comparable or successor laws or regulations, pursuant to Rules 13d-3 and 13d-5 as in effect on the date of this Agreement), as well as any securities as to which such Person or any of such Person's Affiliates or Associates has the right to become Beneficial Owner (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided,
                                                                   --------
however, that a Person shall not be deemed the "Beneficial Owner", or to have
- -------
"Beneficial Ownership" of, or to "Beneficially Own", any security (i) solely because such security has been tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered security is accepted for payment or exchange, (ii) solely because such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Securities Exchange Act of 1934, except if such power (or the arrangements relating thereto) is then reportable under Item 6 of Schedule 13D under the Securities Exchange Act of 1934 (or any similar provision of a comparable or successor report) or held (iii) for or pursuant to the terms of any employee stock ownership or other employee benefit plan of the Company or a wholly owned Subsidiary of the Company. For purposes of this Agreement, in determining the percentage of the outstanding shares of Common Stock with respect to which a Person is the Beneficial Owner, all shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding; and provided further, however,
                                              --- -------- -------  -------
that nothing in this Section 1.1(d) shall cause a person engaged in business as an underwriter of securities, to be the "Beneficial Owner" of, to have "Beneficial Ownership" of, or to "Beneficially Own," any securities acquired through such underwriter's participation in good faith in a firm commitment underwriting except with respect to securities so acquired and which such underwriter continues to own forty days after the date of such acquisition.

               (e) "Business Day" shall mean any day other than Saturday, Sunday or a day on which banking institutions in the City of New York are generally authorized or obligated by law or executive order to close.

               (f) The "close of business" on any given date shall means 5:00 P.M., New York City time, on such date; provided, however, that if such date is
                                        --------  -------
not a Business Day, "close of business" on such date shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

               (g) "Common Stock" shall mean the shares of Common Stock, par value $.04 per share, of the Company; provided, however, that "Common Stock",
                                      --------  -------
when used with reference to any Person other than the Company, shall mean the capital stock (or similar equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately controls such first-mentioned Person.

               (h) "Exercise Price" shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $110.00.

               (i) "Expiration Time" shall mean the earlier of (i) the Redemption Time or (ii) the close of business on May ___, 2010.

               (j) A "Flip-in Event" shall mean occurrence of the Stock Acquisition Date (other than as a result of a Flip-over Transaction or Event and other than as a result of any Permitted Offer).

               (k) "Flip-over Transaction or Event" shall mean (A) a transaction in which, directly or indirectly, the Company shall consolidate with, or merge with or into, any other Person (other than a wholly owned Subsidiary of the Company), or any other Person (other than a wholly owned Subsidiary of the Company) shall consolidate with, or merge with or into, the Company, and, in connection therewith, all or part of the outstanding shares of Common Stock shall be changed in any way or converted into or exchanged for stock or other securities or cash or any other property, or (B) a transaction or series of transactions in which, directly or indirectly, the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) assets (i) aggregating more than 50% of the assets (measured by either book value or fair market value) or (ii) generating more than 50% of the operating income or cash flow, of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly owned Subsidiaries) or to two or more such Persons which are affiliated or otherwise acting in concert.

               (l) "Market Price" per share of any securities on any date shall mean the average of the daily closing prices per share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided,
                                                                       --------
however, that if an event of a type analogous to any of the events described in
- -------
Section 2.4 hereof shall have caused the closing prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing price on such date of determination, each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.4 hereof in order to make it fully comparable with the closing price on such date of determination. The closing price per share of any securities on any date shall be the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for each share of such securities, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the securities are not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the securities are listed or admitted to trading or, if the securities are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices for each share of such securities in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected by the Board of Directors of the Company; provided, however, that if on any such date
                                   --------  -------
the securities are not listed or admitted for trading on a national securities exchange or traded in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of securities on such date as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm with respect to the fair value per share of such securities.

               (m) "Permitted Offer" shall mean a tender or exchange offer which is for all outstanding shares of Common Stock at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board of Directors who are not officers of the Company and who are not Acquiring Persons or Affiliates, Associates, nominees or representatives of an Acquiring Person, to be adequate (taking into account all factors that such directors deem relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Company and its stockholders (other than any Person or any Affiliate or Associate thereof on whose basis the offer is being made) taking into account all factors that such directors may deem relevant.

               (n) "Person" shall mean any individual, firm, partnership, association, group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as in effect on the date of this Agreement), corporation or other entity.

               (o)  "Redemption Price" shall mean an amount equal to [$.01].

               (p) "Redemption Time" shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 5.1(b) hereof.

               (q) "Separation Date" shall mean the earlier of (i) the tenth day after the Stock Acquisition Date or (ii) the tenth day (or such later date as may be fixed by the Board of Directors of the Company by notice to the Rights Agent and publicly announced by the Company prior to the close of business on the Separation Date) after the date of the commencement of a tender or exchange offer to acquire (when added to any shares as to which such Person is the Beneficial Owner immediately prior to such tender or exchange offer) Beneficial Ownership of 30% or more of the outstanding shares of Common Stock, other than a Permitted Offer, provided that, if the foregoing results in the Separation Date being prior to the Record Date, the Separation Date shall be the Record Date and provided further that, if any tender or exchange offer referred to in clause
(ii) of this Section 1.1(q) is cancelled, terminated or otherwise withdrawn prior to the Separation Date, such offer shall be deemed, for purposes of this
Section 1.1(q), never to have been made.

               (r) "Stock Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

               (s) "Subsidiary" of any specified Person shall mean any corporation or other entity of which a majority of the voting power of the equity securities or a majority of the equity interest is Beneficially Owned, directly or indirectly, by such Person.

               (t) "Trading Day", when used with respect to any securities, shall mean a day on which the principal national securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any national securities exchange, a Business Day.

          Article II - The Rights
          ----------   ----------

          2.1  Summary of Rights.
               -----------------

          As soon as practicable after the date hereof, the Company will mail a copy of a letter to stockholders summarizing the terms of the Rights to each holder of record of Common Stock as of close of business on such Record Date, at such holder's address as shown by the records of the Company.

          2.2  Legend on Common Stock Certificates.
               -----------------------------------

          Certificates for the Common Stock issued after the Record Date but prior to the close of business on the Separation Date shall evidence one Right for each share of Common Stock represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

          Until the close of business on the Separation Date (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of May __, 2000, (the "Rights Agreement"), between Hooper Holmes, Inc. (the "Company") and First City Transfer Company, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged for shares of Common Stock, may expire, may become void (if they are "Beneficially Owned" by "Acquiring Persons", as such terms are defined in the Rights Agreement, or certain transferees thereof) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge within five days after the receipt of a written request therefor.

Certificates representing shares of Common Stock that are issued and outstanding on the Record Date shall evidence one Right for each share of Common Stock evidenced thereby notwithstanding the absence of the foregoing legend.

          2.3  Initial Exercise Price; Exercise of Rights; Detachment of Rights.
               ----------------------------------------------------------------

               (a) Subject to adjustment as herein set forth, each Right will entitle the holder thereof, after the Separation Date, to purchase, for the Exercise Price, one share of Common Stock.

               (b) Until the close of business on the Separation Date, (i) no Right may be exercised and (ii) each Right will be evidenced by the certificate for the associated share of Common Stock and will be transferable only together with, and will be transferred by a transfer of, such associated share. Notwithstanding any other provision of this Agreement, any Rights held by the Company or any of its Subsidiaries shall be void.

               (c) After the Separation Date and prior to the Expiration Time, the Rights will be transferable independent of Common Stock. Promptly following the Separation Date the Rights Agent will mail to each holder of record of Common Stock as of the close of business on the Separation Date, at such holder's address as shown by the records of the Company (the Company hereby agreeing to furnish copies of such records to the Rights Agent for this purpose), (x) a certificate (a "Rights Certificate") in substantially the form of Exhibit A hereto appropriately completed, representing the number of Rights held by such holder at the close of business on the Separation Date and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and (y) a disclosure statement describing the Rights.

               (d) Rights may be exercised on any Business Day after the Separation Date and prior to the earlier of (i) the Expiration Time or (ii) the time at which the Rights are redeemed pursuant to Section 5.1 hereof, by submitting to the Rights Agent the Rights Certificate evidencing such Rights with an Election to Exercise (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed, accompanied by payment in cash or by certified check or money order payable to the order of the Company, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Stock or depository receipts (or both) in a name other than that of the holder of the Rights being exercised.

               (e) Upon receipt of a Rights Certificate, with an Election to Exercise accompanied by payment as set forth in Section 2.3(d) above, the Rights Agent will thereupon promptly (i) (A) requisition from a transfer agent of the Common Stock certificates for the number of shares of Common Stock to be purchased (the Company hereby irrevocably authorizing its transfer agents to comply with all such requisitions) and (B) if the Company elects pursuant to
Section 5.5 hereof not to issue certificates representing fractional shares of Common Stock, requisition from the depositary selected by the Company depositary receipts representing the fractional shares of Common Stock to be purchased and
(ii) after receipt of such certificates or depositary receipts, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder.

               (f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

               (g)  The Company covenants and agrees that following the later of
(i) the Separation Date and (ii) the termination of any period during which the exercisability of the

Rights are suspended, it will (i) cause to be reserved and kept available until the Expiration Time out of its authorized and unissued shares of capital stock or out of its authorized and issued shares held in its treasury, a number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Rights; (ii) take all such action as may be necessary to ensure that all shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable; (iii) take all such action as may be necessary to comply with any applicable requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder, or any other applicable law, rule or regulation, in connection with the issuance of any shares upon exercise of Rights; (iv) use its best efforts to cause all shares issued upon exercise of Rights to be listed on a national securities exchange upon issuance; and (v) pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or of any shares issued upon the exercise of Rights, provided that the Company shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares in a name other than that of the holder of the Rights being transferred or exercised.

          2.4  Adjustments to Exercise Price; Number of Rights.
               -----------------------------------------------

               (a) In the event the Company shall at any time after the Record Date and prior to the Expiration Time (i) declare or pay a dividend on Common Stock payable in Common Stock (or other capital stock), (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its Common Stock (or other capital stock) in respect of, in lieu of or in exchange for existing Common Stock in a reclassification, merger or consolidation, the Exercise Price and the number of Rights outstanding, or, if the payment or effective date therefor shall occur after the close of business on the Separation Date, the securities purchasable upon exercise of Rights shall be adjusted in the manner set forth below. If the Exercise Price and number of Rights are to be adjusted, (x) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of shares of Common Stock (or other capital stock) (the "Expansion Factor") that a holder of one share of Common Stock immediately prior to such dividend, subdivision, combination or issuance would hold thereafter as a result thereof and (y) each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be distributed among the shares of Common Stock with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect to such dividend, subdivision, combination or issuance, so that each such share of Common Stock (or other capital stock) will have exactly one Right associated with it. If the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment will be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision, combination or issuance would hold thereafter as a result thereof. If after the close of business on the Record Date and prior to the Expiration Time the Company shall issue any shares of capital stock other than Common Stock in a transaction of a type described in the first sentence of this Section 2.4(a), shares of such capital stock shall be treated herein as nearly equivalent to shares of Common Stock as may be practicable and appropriate under the circumstances and the Company and the Rights Agent agree to amend this Agreement in order to effect, and will not consolidate with, or merge with or into, any other Person unless such Person agrees to be bound by the terms of an amendment effecting, such treatment.

          In the event the Company shall at any time after the close of business on the Record Date and prior to the close of business on the Separation Date issue any shares of Common Stock otherwise than in a transaction referred to in the preceding paragraph, each such share of Common Stock so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such share.

               (b) In the event the Company shall at any time after the close of business on the Record Date and prior to the close of business on the Separation Date fix a record date for the making of a distribution to all holders of Common Stock of rights or warrants entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share of Common Stock (or, if a security convertible into Common Stock, having a conversion price (including the price required to be paid to purchase such convertible security) per share) less than the Market Price per share of Common Stock on such record date, the Exercise Price shall be adjusted. The Exercise Price in effect after such record date will equal the Exercise Price in effect immediately prior to such record date multiplied by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered (including the price required to be paid to purchase such convertible securities)) would purchase at such Market Price and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the values of such consideration shall be as determined in good faith by the Board of Directors of the Company. For purposes of this Agreement, the granting of the right to purchase shares of Common Stock (whether from treasury shares or otherwise) pursuant to any dividend or interest reinvestment plan and/or any Common Stock purchase plan providing for the reinvestment of dividends or interest payable on securities of the Common and/or the investment of periodic optional payments and/or employee benefit or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants) shall not be deemed to constitute an issue of rights or warrants by the Company; provided, however, that, in the case of any dividend or interest
             --------  -------
reinvestment plan, the right to purchase shares of Common Stock is at a price per share of not less than 90 percent of the current market price per share (determined as provided in such plans) of the Common Stock.

               (c) In the event the Company shall at any time after the close of business on the Record Date and prior to the close of business on the Separation Date fix a record date for the making of a distribution to all holders of Common Stock of evidences of indebtedness or assets (other than a regular periodic cash dividend or a dividend paid in Common Stock) or rights or warrants (excluding those referred to in Section 2.4(b)), the Exercise Price shall be adjusted. The Exercise Price in effect after such record date will equal the Exercise Price in effect immediately prior to such record date less the fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets, evidences of indebtedness, rights or warrants so to be distributed applicable to the securities purchasable upon exercise of one Right.

               (d) Each adjustment made pursuant to this Section 2.4 shall be made as of (i) the record date for the applicable dividend or distribution, in the case of an adjustment made pursuant to subsection (b) or (c) above and (ii) the payment or effective date for the applicable dividend, subdivision, combination or issuance, in the case of an adjustment made pursuant to subsection (a) above.

               (e) In the event the Company shall at any time after the Record Date and prior to the Separation Date issue any shares of capital stock (other than Common Stock), or rights or warrants to subscribe for or purchase any such capital stock, or securities convertible into or exchangeable for any such capital stock, in a transaction referred to in clause (a)(i) or (a)(iv) above, if the Company determines that the adjustments contemplated by clauses (a), (b) and (c) above in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Company may determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding clauses (a), (b) and (c) above, such adjustments, rather than the adjustments contemplated by clauses (a), (b) and (c) above, shall be made. The Company and the Rights Agent shall amend this Agreement as appropriate to provide for such adjustments.

               (f)  Each adjustment to the Exercise Price made pursuant to this
Section 2.4 shall be calculated to the nearest cent. Whenever an adjustment to the Exercise Price is made pursuant to this Section 2.4, the Company shall (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (ii) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of Rights.

               (g) Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the securities so purchasable which were expressed in the initial Rights Certificates issued hereunder.

          2.5  Date on Which Exercise is Effective.
               -----------------------------------

          Each person in whose name any certificate for shares of Common Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price for such Rights (and any applicable taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however,
                                                              --------  -------
that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock transfer books of the Company are open.

          2.6  Execution, Authentication, Delivery and Dating of Rights
               --------------------------------------------------------

               (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary. The signature of any of these officers on the Rights Certificates may be manual or facsimile.

          Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

          Promptly after the Company learns of the Separation Date, the Company will notify the Rights Agent of such Separation Date and will deliver Rights Certificates executed by the Company to the Rights Agent for countersignature, and the Rights Agent shall manually countersign and deliver such Rights Certificates to the holders of the Rights pursuant to Section 2.3(c) hereof. No Rights Certificate shall be valid for any purpose until manually countersigned by the Rights Agent.

               (b) Each Rights Certificate shall be dated the date of countersignature thereof.

          2.7  Registration, Registration of Transfer and Exchange.
               --------------------------------------------------

               (a) The Company will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights Register for the Company and registering Rights and transfers of Rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

          After the Separation Date and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Section 2.7(c) below, the Company will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificate so surrendered.

               (b) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Company, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

               (c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

               (d) The Company shall not be required to register the transfer or exchange of any Rights after the Rights have been redeemed under Section 5.1 hereof.

          2.8  Mutilated, Destroyed, Lost and Stolen Rights Certificates.
               ---------------------------------------------------------

               (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Company shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

               (b) If there shall be delivered to the Company and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice, to the Company or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

               (c) As a condition to the issuance of any new Rights Certificate under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith. (d) Every new Rights Certificate issued pursuant to this Section 2.8 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

          2.9  Persons Deemed Owners.
               ---------------------

          Prior to due presentment of a Rights Certificate (or, prior to the close of business on the Separation Date, the associated Common Stock certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name such Rights Certificate (or, prior to the close of business on the Separation Date, such Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the close of business on the Separation Date, the associated shares of Common Stock).

          2.10  Delivery and Cancellation of Certificates.
                -----------------------------------------

          All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Company may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificates shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this
Section 2.10, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Company.

          2.11  Agreement of Rights Holders.
                ---------------------------

          Every holder of Rights by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of Rights that:

                (a) prior to the close of business on the Separation Date, each Right will be transferable only together with, and will be transferred by a transfer of, the associated share of Common Stock;

                (b) after the Separation Date, the Rights Certificates will be transferable only on the Rights Register as provided herein;

                (c) prior to due presentment of a Rights Certificate (or, prior to the close of business on the Separation Date, the associated Common Stock certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the close of business on the Separation Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common

Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

                (d) this Agreement may be supplemented or amended from time to time pursuant to Section 5.4, Section 2.4(e) or the last sentence of the first paragraph of Section 2.4(a) hereof; and

                (e) the Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all the rights and powers set forth in Section 5.13 hereof including, without limitation, the exclusive power to interpret and to make determinations deemed necessary or advisable, and that all actions, calculations, interpretations and determinations of the Board of Directors shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and shall not subject the Board of Directors to any liabilities to the holder of the Rights.

          Article III - Adjustments to the Rights in the Event of Certain
          -----------   -------------------------------------------------
Transactions
- ------------

          3.1   Flip-over.
                ---------

                (a) Subject to Section 3.3 hereof, in the event that prior to the Expiration Time the Company enters into, consummates or permits to occur any Flip-over Transaction or Event, the Company shall take such action as shall be necessary to ensure, and shall not enter into, consummate or permit to occur such Flip-over Transaction or Event until it shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event, for the benefit of the holders of the Rights, providing, that upon consummation of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from such Person (the "Flip-over Entity"), upon exercise thereof in accordance with the terms hereof, that number of shares of Common Stock of such Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment to the Rights provided for in Section 2.4 in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 2.4 shall have occurred with respect to such Common Stock) and (ii) the issuer of such shares of Common Stock shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to this Agreement. The provisions of this Section 3.1 shall apply to successive Flip-over Transactions or Events.

               (b)  Notwithstanding anything in this Agreement to the contrary,
Section 3.1 shall not be applicable to a Flip-over Transaction or Event if (i) such transaction or event is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a Permitted Offer (or a wholly owned Subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such Permitted Offer, and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this
Section 3.1(b), all Rights hereunder shall expire.

          3.2  Flip-in.
               -------

               (a) Subject to Section 3.3, in the event that prior to the Expiration Time a Flip-in Event shall occur, the Company shall take such action as shall be necessary to ensure and provide that, except as provided below, each Right shall, following the tenth day after the Flip-in Event, constitute the right to purchase from the Company, upon exercise thereof in accordance with the terms hereof, that number of shares of Common Stock of the Company having an aggregate Market Price on the date of the Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in section 2.4 in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in
Section 2.4 shall have occurred with respect to such Common Stock).

               (b) Notwithstanding the foregoing, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially owned on or after the Stock Acquisition Date by (i) an Acquiring Person or (ii) a transferee, direct or indirect, of an Acquiring Person in a transfer, whether or not for consideration, that the Board of Directors of the Company has determined is part of a plan, arrangement or scheme of an Acquiring Person (or any Affiliate or

Associate of an Acquiring Person) that has the purpose or effect of avoiding clause (i) of this Section 3.2(b), shall become void and any holder of such Rights (including transferees) shall thereafter have no right to exercise or transfer such Rights under any provision of this Agreement.

               (c) The Board of Directors of the Company may, at its option, at any time after a Flip-in Event and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, elect to exchange all (but not less than all) the then outstanding Rights (which shall not include Rights that have become void pursuant to the provisions of Section 3.2(b)) for shares of Common Stock-at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio, as adjusted from time to time, being hereinafter referred to as the "Exchange Ratio").

          Immediately upon the action of the Board of Directors of the Company electing to exchange the Rights and without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio. Promptly after the action of the Board of Directors electing to exchange the Rights, the Company shall give notice thereof (specifying the steps to be taken to receive shares of Common Stock in exchange for Rights) to the Rights Agents and the holders of the then outstanding Rights by mailing such notice in accordance with Section 5.9.

          3.3  Obligations of the Company.
               --------------------------

               (a) The Company shall not enter into, consummate or permit to occur any Flip-over Transaction or Event if at the time thereof there are any rights, warrants or securities outstanding or any other arrangements, agreements or instruments which would eliminate or otherwise diminish in any respect the benefits intended to be afforded by this Rights Agreement to the holders of Rights upon consummation of such transaction.

               (b) In the event that there shall not be sufficient treasury shares or authorized but unissued shares of Common Stock of the Company to permit the exercise in full of the Rights in accordance with Section 3.2, the Company shall cause sufficient additional shares of Common Stock to be authorized (and shall call a stockholders' meeting to effect the same) or, if the Company is unable to cause such additional shares to be authorized (whether-because the same is not approved at the stockholders' meeting referred to above or for any other reason) or the Company chooses not to do so, the Company shall take such action as shall be necessary to ensure and provide, as permitted by applicable law and any agreements or instruments in effect on the Stock Acquisition Date to which it is a party, that each Right shall thereafter constitute the right to receive, at the Company's option, either (i) in return for the Exercise Price, debt or equity securities or other assets (or a combination thereof) having a value equal to twice the Exercise Price, or (ii) without charge (except as otherwise required by applicable law), debt or equity securities or other assets (or a combination thereof) having a value equal to the Exercise Price, where in either case the value of such debt or equity securities shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company.

               (c) To the extent that the Company determines in good faith that some action need be taken pursuant to Section 3.3(b) or to comply with federal or state securities laws, the Company may suspend the exercisability of the Rights for a period of up to ninety (90) days following the date of the occurrence of the relevant Flip-in Event in order to take such action or comply with such laws. In the event of any such suspension, the Company shall issue as promptly as practicable a public announcement stating that the exercisability of the Rights has been temporarily suspended.

        Article IV - The Rights Agent
                     ----------------
        4.1    General.
               -------

               (a) The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability.

               (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Stock, Rights Certificate, certificate for or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

        4.2    Merger or Consolidation or Change of Name of Rights Agent.
               ---------------------------------------------------------

               (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

               (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          4.3  Duties of Rights Agent.
               ----------------------

          The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

               (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

               (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

               (c) The Rights Agent will be liable hereunder only for its own negligence, bad faith or willful misconduct.

               (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Stock or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

               (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate for Common Stock or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 3.2(b) hereof) or any adjustment required under the provisions of Section 2.4 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by
Section 2.4 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Rights or as to whether any shares of Common Stock will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable.

               (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

               (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such person.

               (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Stock, Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

               (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

          4.4  Change of Rights Agent.
               ----------------------

          The Rights Agent may resign and be discharged from its duties under this Agreement upon 90 days' notice (or such lesser notice as is acceptable to the Company) in writing mailed to the Company and to each transfer agent of Common Stock by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. The Company may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or any state in the United States, in good standing, having its principal office in the State of New York or New Jersey, which is authorized under such laws to exercise the powers of the Rights Agent contemplated by this Agreement and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          Article V - Miscellaneous
          ---------   -------------

          5.1  Redemption.
               ----------

               (a) The Board of Directors of the Company may, at its option, at any time on or prior to the tenth day after the Stock Acquisition Date, elect to redeem all (but not less than all) the then outstanding Rights at the Redemption Price. Notwithstanding anything to the contrary in this Agreement, the Rights shall not be exercisable after the first occurrence of a Flip-in Event until such time as the Company's right of redemption hereunder has expired.

               (b) Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights and without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Market Price, as defined in Section 1.1(l) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors. Promptly after the action of the Board of Directors electing to redeem, and thereby redeeming, the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice in accordance with Section 5.9.

          5.2  Expiration.
               ----------

          No Person shall have any rights pursuant to this Agreement or any Right after the Expiration Time, except, if the Rights are redeemed, as provided in Section 5.1 hereof.

          5.3  Issuance of New Rights Certificates.
               -----------------------------------

          Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares of stock purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

          5.4  Supplements and Amendments.
               --------------------------

          The Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights (i) in any respect on or prior to the tenth day after the Stock Acquisition Date, (ii) to make any changes following the tenth day after the Stock Acquisition Date which the Company and the Rights Agent may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of Rights generally or (iii) at any time, including following the tenth day after the Stock Acquisition Date, in order to cure any ambiguity or to correct or supplement any provision contained herein which may be inconsistent with any other provisions herein or otherwise defective.

          5.5  Fractional Shares.
               -----------------

          If the Company elects not to issue certificates representing fractional shares of Common Stock upon exercise of Rights, the Company shall, in lieu thereof, evidence such fractional shares by depositary receipts issued pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of the depositary receipts shall have all of the rights, privileges and preferences to which they are entitled as Beneficial Owners of Common Stock.

          5.6  Rights of Action.
               ----------------

          Subject to the terms of this Agreement, rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

          5.7  Holder of Rights Not Deemed a Stockholder.
               -----------------------------------------

          No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Stock or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 5.8 hereof), or to receive dividends or subscription rights, or otherwise, until such Rights shall have been exercised in accordance with the provisions hereof.

          5.8  Notice of Proposed Actions.
               --------------------------

          In case the Company shall propose after the Separation Date and prior to the Expiration Time (i) to effect or permit (in cases where the Company's permission is required) any Flip-in Event or Flip-over Transaction or Event or
(ii) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 5.9 hereof, a notice of such proposed action, which shall specify the date on which such Flip-in Event or Flip-over Transaction or Event, liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of the taking of such proposed action.

          5.9  Notices.
               -------

          Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Company shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

             Hooper Holmes, Inc.
             170 Mt. Airy Road
             Basking Ridge, NJ  07920
             Attention:  Secretary

Notices or demands authorized or required by this Agreement to be given or made by the Company or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

             First City Transfer Company
             P.O. Box 170
             Iselin, NJ  08830
             Attention: Kathleen Zaleske


Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

          5.10  Costs of Enforcement.
                --------------------

          The Company agrees that if the Company or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this Agreement, then the Company or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce his rights pursuant to any Rights or this Agreement.

          5.11  Suspension of Exercisability.
                ----------------------------

          To the extent the Company determines in good faith that some action need be taken pursuant to Section 3.1(c) or 3.1(e) hereof or to comply with federal or state securities laws, the Company may suspend the exercisability of the Rights for a period of up to ninety (90) days following the date of the occurrence of the Separation Date or Flip-in Event in order to take such action or comply with such laws. In the event of any such suspension, the Company shall issue as promptly as practicable a public announcement stating that the exercisability of the Rights has been temporarily suspended and shall simultaneously so notify the Rights Agent.

          5.12  Successors.
                ----------

          All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          5.13  Determination and Actions by the Board of Directors.
                ---------------------------------------------------

          For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, shall
(x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights.

          5.14  Benefits of this Agreement.
                --------------------------

          Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of the Rights.

          5.15 Descriptive Headings.
               --------------------

          Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          5.16 Governing Law.
               -------------

          This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

          5.17 Counterparts.
               ------------

          This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          5.18 Severability.
               ------------

          If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                           HOOPER HOLMES, INC.



                                           By ________________________________
                                              James M. McNamee
                                              President & CEO

                                           FIRST CITY TRANSFER COMPANY


                                           By ________________________________
                                              Kathleen Zaleske
                                              Assistant Vice President

                                                                      EXHIBIT A
                                                                      ---------

                         [Form of Rights Certificate]

Certificate No.W-                                          ______________ Rights


                  THE RIGHTS ARE SUBJECT TO REDEMPTION OR MANDATORY EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS
                  BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR
                  CERTAIN TRANSFEREES THEREOF MAY BECOME VOID.

                                                       Rights Certificate


                                                       HOOPER HOLMES, INC.



          This certifies that , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of May ___, 2000 (the "Rights Agreement"), between Hooper Holmes, Inc., a New York corporation (the "Company"), and First City Transfer Company, a New Jersey company, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Separation Date (as such term is defined in the Rights Agreement) and prior to the close of business on ___________, one fully paid share of Common Stock, par value $.04 (the "Common Stock"), of the Company (subject to adjustment as provided in the Rights Agreement) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed at the principal office of the Rights Agent in the State of New York or New Jersey. The Exercise Price shall initially be $110.00 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

          In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase capital stock of an entity other than the Company or shares of capital stock of the Company other than Common Stock, all as provided in the Rights Agreement.

          This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available upon written request.

          This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be (a) redeemed by the Company under certain circumstances at its option at a redemption price of [$.01] per Right or (b) exchanged by the Company under certain circumstances at its option for one share of Common Stock per Right, subject in each case to adjustment in certain events as provided in the Rights Agreement.

          No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders

(except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

          This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Date:_______________________


ATTEST:_____________________                           HOOPER HOLMES, INC.



____________________________                           By ___________________
Secretary

Countersigned:
FIRST CITY TRANSFER COMPANY



By__________________________

                 [Form of Reverse Side of Rights Certificate]

                              FORM OF ASSIGNMENT

               (To be executed by the registered holder if such
             holder desires to transfer the Rights certificates.)

          FOR VALUE RECEIVED ________________________________________ hereby sells, assigns and transfers unto ______________________________________________
                                   (Please print name)
________________________________________________________________________________
and address of transferee

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

          Dated:___________________

Signature Guaranteed:                    _______________________________
                                         Signature
                                         (Signature must correspond to name
                                         as written upon the face of this
                                         Rights Certificate in every particular,
                                         without alteration or enlargement or
                                         any change whatsoever)


          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

- --------------------------------------------------------------------------------
                           (To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                               ______________________________
                                               Signature

                   [To be attached to each Rights Certificate]

                          FORM OF ELECTION TO EXERCISE

     (To be executed if holder desires to exercise the Rights Certificate.) TO:
HOOPER HOLMES, INC.

     The undersigned hereby irrevocably elects to exercise ____________________ whole Rights represented by the attached Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

                  ____________________________________________
                  Address:.
                  --------------------------------------------
                  Social Security or Other Taxpayer
                  Identification Number:
                  --------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

                  ____________________________________________
                  Address:.
                  --------------------------------------------
                  Social Security or Other Taxpayer

                  Identification Number:
                  --------------------------------------------

Date: __________________

Signature Guaranteed:                        __________________________________

                                             Signature
                                             (Signature must correspond to name
                                             as written upon the face of this
                                             Rights Certificate in every
                                             particular, without alteration or
                                             enlargement or any change
                                             whatsoever)


                                      -38-